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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
Central Garden & Pet Company
Lafayette, California

  We consent to the use in this Amendment No. 1 to the Registration Statement of Central Garden & Pet Company on Form S-3 of our reports dated November 15, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996, and our report on Four Paws Products, Ltd. and subsidiaries dated January 20, 1997 and our report on the Sandoz flea and tick protection business dated December 20, 1996 (May 23, 1997 as to Note 9) incorporated by reference herein from the Company's Current Reports on Form 8-K/A dated April 3, 1997 and July 14, 1997, respectively, and to the references to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP
San Francisco, California

July 23, 1997